UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

TERRA NITROGEN COMPANY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	033-43007	73-1389684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K of Terra Nitrogen Company, L.P. (“TNCLP”), filed with the Securities and Exchange Commission on September 29, 2010 (the “Initial 8-K”), to report the Effective Date (as defined below).  The Initial 8-K is incorporated herein by reference.

Item 1.01              Entry into a Material Definitive Agreement.

As previously reported on the Initial 8-K, on September 28, 2010, TNCLP entered into an Amendment to the General and Administrative Services and Product Offtake Agreement (the “Amendment”), among CF Industries, Inc., a Delaware corporation (“CF Industries”), Terra Industries Inc., a Maryland corporation (“Terra”), Terra Nitrogen GP Inc., a Delaware corporation (“TNGP”) and TNCLP.  TNGP is the sole general partner of TNCLP and an indirect wholly-owned subsidiary of CF Industries.  Terra is a direct wholly-owned subsidiary of CF Industries.  CF Industries indirectly owns approximately 75.3% of the outstanding common units of TNCLP.

Also as previously reported on the Initial 8-K, certain provisions of the Amendment, including the product purchase arrangements, were to be effective as of a date specified in writing by the parties to the Amendment as the effective date (the “Effective Date”).  On December 29, 2010, the parties to the Amendment agreed that January 1, 2011 shall be the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2010	TERRA NITROGEN COMPANY, L.P.
By: Terra Nitrogen GP Inc.
Its: General Partner

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Corporate Secretary